                                                                     EXHIBIT 4.7



                             SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE, dated as of September 2, 2003, among Select Medical Corporation, a Delaware corporation ("Select"), the subsidiary guarantors listed on Schedule I and Schedule II hereto (the "Subsidiary Guarantors"), Select Medical Escrow, Inc., a Delaware corporation ("Select Medical Escrow") and U.S. Bank Trust National Association, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, Select Medical Escrow and the Trustee heretofore executed and delivered an Indenture, dated as of August 12, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of the 7-1/2% Senior Subordinated Notes due 2013 (the "Securities,");

                  WHEREAS, Section 501 of the Indenture provides that upon the execution and delivery by Select to the Trustee of this Supplemental Indenture, Select shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Select Medical Escrow under the Indenture and the Securities and Select Medical Escrow shall be discharged from all obligations and covenants under the Indenture and the Securities;

                  WHEREAS, pursuant to the Indenture, upon execution and delivery by the Subsidiary Guarantors to the Trustee of this Supplemental Indenture, the Subsidiary Guarantors shall be the Subsidiary Guarantors under and as defined in the Indenture and the Securities;

                  WHEREAS, each Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of each of the Subsidiary Guarantors is dependent on the financial performance and condition of the Company and on each such Subsidiary Guarantor's access to working capital through the Company's access to revolving credit borrowings under the Senior Credit Agreement;

                  WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

                  WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of Select, each of the Subsidiary Guarantors and Select Medical Escrow.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Select, each of the Subsidiary Guarantors, Select Medical Escrow and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

                  1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                  2. Assumption of the Securities. Select hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Select Medical Escrow under the Indenture and the Securities. Select hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, Select Medical Escrow, as the predecessor Company, under the Indenture and the Securities. The Subsidiary Guarantors hereby agree to guarantee the obligations of Select being assumed pursuant to the terms of this Supplemental Indenture.

                  3. Discharge of Select Medical Escrow. Select Medical Escrow is hereby expressly discharged from all debts, obligations, covenants and agreements under the Indenture and the Securities.

                  4. Agreement to Subsidiary Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, fully and unconditionally, to guarantee the Guaranteed Obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor. The Subsidiary Guarantee of each Subsidiary Guarantor is subject to the subordination provisions of the Indenture.

                  5. Termination, Release and Discharge. Each Subsidiary Guarantor's Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in
Section 1303 of the Indenture.

                  6. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor's Subsidiary Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

                  7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, SELECT, SELECT MEDICAL ESCROW, EACH SUBSIDIARY GUARANTOR, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

                  8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

                  9. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

                  10. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

                  11. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                  12. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

                  13. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  14. Successors. All agreements of Select in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

                  15. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                   SELECT MEDICAL CORPORATION


                                   By:    /s/  Michael E. Tarvin
                                        ---------------------------------------
                                        Name:  Michael E. Tarvin
                                        Title: Senior Vice President

                                   SELECT MEDICAL ESCROW, INC.


                                   By:    /s/  Michael E. Tarvin
                                        ---------------------------------------
                                        Name:  Michael E. Tarvin
                                        Title: Vice President

                                   U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                   Trustee


                                   By:    /s/  Jean Clarke
                                        ---------------------------------------
                                        Name:  Jean Clarke
                                        Title: Assistant Vice President

                                   SUBSIDIARY GUARANTORS:

                                   EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE
                                   I HERETO


                                   By:    /s/  Michael E. Tarvin
                                        ---------------------------------------
                                        Name:  Michael E. Tarvin
                                        Title: Vice President

                                   EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE
                                   II HERETO


                                   By:    /s/  Michael E. Tarvin
                                        ---------------------------------------
                                        Name:  Michael E. Tarvin
                                        Title: Vice President

                                                                      Schedule I

                              SUBSIDIARY GUARANTORS

Affiliated Physical Therapists, Ltd.

Allegany Hearing and Speech, Inc.

American Transitional Hospitals, Inc.

Athens Sports Medicine Clinic, Inc.

Ather Sports Injury Clinic, Inc.

Atlantic Health Group, Inc.

Atlantic Rehabilitation Services, Inc.

Avalon Rehabilitation & Healthcare, LLC

Buendel Physical Therapy, Inc.

C.E.R. - West, Inc.

C.O.A.S.T. Institute Physical Therapy, Inc.

CCISUB, Inc.

Cenla Physical Therapy & Rehabilitation Agency, Inc.

Center for Evaluation & Rehabilitation, Inc.

Center for Physical Therapy & Sports Rehabilitation, Inc.

CenterTherapy, Inc.

Champion Physical Therapy, Inc.

Coplin Physical Therapy Associates, Inc.

Crowley Physical Therapy Clinic, Inc.

Douglas Avery & Associates, Ltd.

Elk County Physical Therapy, Inc.

Fine, Bryant & Wah, Inc.

Francis Naselli, Jr. & Stewart Rich Physical Therapists, Inc.

Gallery Physical Therapy Center, Inc.

Georgia Physical Therapy of West Georgia, Inc.

Georgia Physical Therapy, Inc.

GP Therapy, L.L.C.

Greater Sacramento Physical Therapy Associates, Inc.

Grove City Physical Therapy and Sports Medicine, Inc.

                                                                      Schedule I



Gulf Breeze Physical Therapy, Inc.

Hand Therapy Associates, Inc.

Hand Therapy and Rehabilitation Associates, Inc.

Hangtown Physical Therapy, Inc.

Hawley Physical Therapy, Inc.

Hudson Physical Therapy Services, Inc.

Human Performance and Fitness, Inc.

Indianapolis Physical Therapy and Sports Medicine, Inc.

Intensiva Healthcare Corporation

Intensiva Hospital of Greater St. Louis, Inc.

Joyner Sports Science Institute, Inc.

Joyner Sportsmedicine Institute, Inc.

Kentucky Rehabilitation Services, Inc.

Lynn M. Carlson, Inc.

Metro Rehabilitation Services, Inc.

Michigan Therapy Centre, Inc.

MidAtlantic Health Group, Inc.

Monmouth Rehabilitation, Inc.

New England Health Group, Inc.

New Mexico Physical Therapists, Inc.

Northside Physical Therapy, Inc.

NovaCare Health Group, LLC

NovaCare Occupational Health Services, Inc.

NovaCare Outpatient Rehabilitation East, Inc.

NovaCare Outpatient Rehabilitation, Inc.

NovaCare Outpatient Rehabilitation of California, Inc.

NovaCare Outpatient Rehabilitation West, Inc.

NovaCare Rehabilitation, Inc.

NW Rehabilitation Associates, Inc.

P.T. Services Company

                                                                      Schedule I



P.T. Services, Inc.

P.T. Services Rehabilitation, Inc.

Peter Trailov R.P.T. Physical Therapy Clinic, Orthopedic Rehabilitation & Sports Medicine, Ltd.

Physical Rehabilitation Partners, Inc.

Physical Therapy Enterprises, Inc.

Physical Therapy Institute, Inc.

Physical Therapy Services of the Jersey Cape, Inc.

Physio - Associates, Inc.

Pro Active Therapy, Inc.

Pro Active Therapy of Ahoskie, Inc.

Pro Active Therapy of Gaffney, Inc.

Pro Active Therapy of Greenville, Inc.

Pro Active Therapy of North Carolina, Inc.

Pro Active Therapy of Rocky Mount, Inc.

Pro Active Therapy of South Carolina, Inc.

Pro Active Therapy of Virginia, Inc.

Professional Therapeutic Services, Inc.

Quad City Management, Inc.

RCI (Colorado), Inc.

RCI (Exertec), Inc.

RCI (Michigan), Inc.

RCI (S.P.O.R.T.), Inc.

RCI (WRS), Inc.

Rebound Oklahoma, Inc.

Redwood Pacific Therapies, Inc.

Rehab Advantage, Inc.

Rehab Managed Care of Arizona, Inc.

Rehab Provider Network - California, Inc.

Rehab Provider Network - East I, Inc.

Rehab Provider Network - East II, Inc.

                                                                      Schedule I



Rehab Provider Network - Georgia, Inc.

Rehab Provider Network - Indiana, Inc.

Rehab Provider Network - Michigan, Inc.

Rehab Provider Network - New Jersey, Inc.

Rehab Provider Network - Ohio, Inc.

Rehab Provider Network - Oklahoma, Inc.

Rehab Provider Network - Pennsylvania, Inc.

Rehab Provider Network - Washington, D.C., Inc.

Rehab Provider Network of Colorado, Inc.

Rehab Provider Network of Florida, Inc.

Rehab Provider Network of Nevada, Inc.

Rehab Provider Network of New Mexico, Inc.

Rehab Provider Network of North Carolina, Inc.

Rehab Provider Network of Texas, Inc.

Rehab Provider Network of Wisconsin, Inc.

Rehab/Work Hardening Management Associates, Ltd.

RehabClinics, Inc.

RehabClinics (GALAXY), Inc.

RehabClinics (PTA), Inc.

RehabClinics (SPT), Inc.

RehabClinics Abilene, Inc.

RehabClinics Dallas, Inc.

RehabClinics Pennsylvania, Inc.

S.T.A.R.T., Inc.

Select Air II, Inc.

Select Employment Services, Inc.

Select Hospital Investors, Inc.

Select Management Services, LLC

SelectMark, Inc.

Select Medical of Kentucky, Inc.

                                                                      Schedule I



Select Medical of Maryland, Inc.

Select Medical of New Jersey, Inc.

Select Medical of New York, Inc.

Select Medical of Ohio, Inc.

Select Medical of Pennsylvania, Inc.

Select Medical Rehabilitation Clinics, Inc.

Select Provider Networks, Inc.

Select Rehabilitation Management Services, Inc.

Select Software Ventures, LLC

Select Specialty Hospital - Akron, Inc.

Select Specialty Hospital - Albuquerque, Inc.

Select Specialty Hospital - Ann Arbor, Inc.

Select Specialty Hospital - Arizona, Inc.

Select Specialty Hospital - Battle Creek, Inc.

Select Specialty Hospital - Beech Grove, Inc.

Select Specialty Hospital - Bloomington, Inc.

Select Specialty Hospital - Boston, Inc.

Select Specialty Hospital - Central Detroit, Inc.

Select Specialty Hospital - Charleston, Inc.

Select Specialty Hospital - Cincinnati, Inc.

Select Specialty Hospital - Columbus, Inc.

Select Specialty Hospital - Columbus/Grant, Inc.

Select Specialty Hospital - Columbus/University, Inc.

Select Specialty Hospital - Conroe, Inc.

Select Specialty Hospital - Dallas, Inc.

Select Specialty Hospital - Denver, Inc.

Select Specialty Hospital - Durham, Inc.

Select Specialty Hospital - Erie, Inc.

Select Specialty Hospital - Escambia, Inc.

Select Specialty Hospital - Evansville, Inc.

                                                                      Schedule I



Select Specialty Hospital - Flint, Inc.

Select Specialty Hospital - Fort Smith, Inc.

Select Specialty Hospital - Fort Wayne, Inc.

Select Specialty Hospital - Gadsden, Inc.

Select Specialty Hospital - Greensburg, Inc.

Select Specialty Hospital - Honolulu, Inc.

Select Specialty Hospital - Houston, Inc.

Select Specialty Hospital - Huntsville, Inc.

Select Specialty Hospital - Indianapolis, Inc.

Select Specialty Hospital - Jackson, Inc.

Select Specialty Hospital - Johnstown, Inc.

Select Specialty Hospital - Kansas City, Inc.

Select Specialty Hospital - Knoxville, Inc.

Select Specialty Hospital - Lansing, Inc.

Select Specialty Hospital - Lee, Inc.

Select Specialty Hospital - Leon, Inc.

Select Specialty Hospital - Lexington, Inc.

Select Specialty Hospital - Little Rock, Inc.

Select Specialty Hospital - Louisville, Inc.

Select Specialty Hospital - Macomb County, Inc.

Select Specialty Hospital - Macon, Inc.

Select Specialty Hospital - Marion, Inc.

Select Specialty Hospital - Memphis, Inc.

Select Specialty Hospital - Milwaukee, Inc.

Select Specialty Hospital - Morgantown, Inc.

Select Specialty Hospital - Nashville, Inc.

Select Specialty Hospital - New Orleans, Inc.

Select Specialty Hospital - North Knoxville, Inc.

Select Specialty Hospital - Northwest Detroit, Inc.

Select Specialty Hospital - Northwest Indiana, Inc.

                                                                      Schedule I



Select Specialty Hospital - Oklahoma City, Inc.

Select Specialty Hospital - Oklahoma City/East Campus, Inc.

Select Specialty Hospital - Omaha, Inc.

Select Specialty Hospital - Orange, Inc.

Select Specialty Hospital - Palm Beach, Inc.

Select Specialty Hospital - Philadelphia/AEMC, Inc.

Select Specialty Hospital - Phoenix, Inc.

Select Specialty Hospital - Pittsburgh, Inc.

Select Specialty Hospital - Pontiac, Inc.

Select Specialty Hospital - Reno, Inc.

Select Specialty Hospital - Saginaw, Inc.

Select Specialty Hospital - San Antonio, Inc.

Select Specialty Hospital - Sarasota, Inc.

Select Specialty Hospital - Sioux Falls, Inc.

Select Specialty Hospital - South Dallas, Inc.

Select Specialty Hospital - Topeka, Inc.

Select Specialty Hospital - TriCities, Inc.

Select Specialty Hospital - Tulsa, Inc.

Select Specialty Hospital - Western Michigan, Inc.

Select Specialty Hospital - Western Missouri, Inc.

Select Specialty Hospital - Wichita, Inc.

Select Specialty Hospital - Wilmington, Inc.

Select Specialty Hospital - Wyandotte, Inc.

Select Specialty Hospital - Youngstown, Inc.

Select Specialty Hospital - Zanesville, Inc.

Select Specialty Hospitals, Inc.

Select Synergos, Inc.

Select Transport, Inc.

Select Unit Management, Inc.

SLMC Finance Corporation

                                                                      Schedule I



South Jersey Physical Therapy Associates, Inc.

South Jersey Rehabilitation and Sports Medicine Center, Inc.

South Philadelphia Occupational Health, Inc.

Southpointe Fitness Center, Inc.

Southwest Emergency Associates, Inc.

Southwest Physical Therapy, Inc.

Southwest Therapists, Inc.

Sports & Orthopedic Rehabilitation Services, Inc.

Stephenson-Holtz, Inc.

The Center for Physical Therapy and Rehabilitation, Inc.

The Orthopedic Sports and Industrial Rehabilitation Network, Inc.

TJ Partnership I

Treister, Inc.

Valley Group Physical Therapists, Inc.

Vanguard Rehabilitation, Inc.

Victoria Healthcare, Inc.

Wayzata Physical Therapy Center, Inc.

West Penn Rehabilitation Services, Inc.

West Side Physical Therapy, Inc.

West Suburban Health Partners, Inc.

Yuma Rehabilitation Center, Inc.

                                                                     Schedule II

                               KESSLER GUARANTORS

Kessler Rehabilitation Corporation

Argosy Health, LLC

Atra Services, Inc.

Community Rehab Centers of Massachusetts, Inc.

Core Rehab Management, LLC

CRF Rehabilitation Associates, Inc.

Edgewater Rehabilitation Associates, Inc.

Horizon Health & Rehabilitation, Inc.

Kessler Assisted Living Corporation

Kessler Care Center at Cedar Grove, Inc.

Kessler Care Center at Great Falls, Inc. (dissolution pending)

Kessler Care Center at St. Cloud, Inc. (dissolution pending)

Kessler Institute for Rehabilitation, Inc.

Kessler Occupational Medicine Centers, Inc.

Kessler Physical Therapy & Rehabilitation, Inc.

Kessler Rehab Centers, Inc.

Kessler Rehab of Connecticut, Inc.

Kessler Rehabilitation of Florida, Inc.

Kessler Rehabilitation of Maryland, Inc.

Kessler Rehabilitation Services, Inc.

Pennsylvania Rehab, Inc.

Physical Therapy Associates, Inc.

Wilpage, Inc.